INDEPENDENT AUDITORS' CONSENT



The Board of Directors
CCB Financial Corporation

We consent to the use of our report incorporated herein by reference in the Registration Statement to register shares pursuant to the Security Capital Bancorp Omnibus Stock Ownership and Long-Term
Incentive Plan.


                                        KPMG Peat Marwick LLP

Raleigh, North Carolina
August 11, 1995